10.15  Master Promissory Note - Martin Consultants


                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, Skreem Entertainment Corporation (the "Borrower"), promises to pay to the order of Martin Consultants or assignees as he may appoint (the "Lender"), at a location the holder hereof may designate in writing, the principal sum described on the attached schedule titled Exhibit A, with interest from date hereof, or as calculated from the date of the advance, on the principal balance from time to time remaining unpaid prior to maturity at the rate hereinafter provided.

     Interest. The unpaid balance of this Note from time to time outstanding shall bear interest until this Note shall have been paid in full at an annual rate of 8% or as otherwise agreed upon and described in Exhibit A.

This note shall evidence all advances to date.

         Payment Terms. The Principal and accrued interest shall be payable as follows:

         (a) Interest shall be payable on demand.

         (b) The unpaid principal balance together with all accrued and unpaid interest shall be due and payable on demand.

         Additional Interest. All past due installments of principal and, if permitted by applicable law, of interest, shall bear interest at the Maximum Rate. During the existence of any default hereunder or any instrument securing or evidencing the loan evidenced hereby, the entire unpaid balance of principal shall bear interest at the Maximum Rate. Interest on past due installments and default interest provided for in this paragraph shall be calculated at a daily rate equal to 1/365th (1/366th during leap years) of the applicable annual percentage rate.

         Default. The occurrence of any of the following events shall constitute a Default hereunder:

         (1) Borrower's failure, refusal or neglect to pay, in full, any installment or portion of the Indebtedness as and when the same shall become due and payable, whether at the due date stipulated herein, or at a date fixed for prepayment or otherwise, and such failure, refusal or neglect continues for a period of fifteen (15) days after written notice to Borrower of such failure, then this Note, together with all other sums owing to Lender shall, at the option of the Lender, become at once due and payable and if not paid within five
(5) days after written demand by Lender to Borrower shall be in default, provided that in any calendar year in which the Lender has twice been required to give notice of a failure to pay, no further notice shall be required and any further failure to pay any installment of principal or interest when due during that year shall be a Default without any notices or opportunity to cure.

         (2) The occurrence of a Default under the Loan Agreement or any document evidencing, securing or pertaining to the Indebtedness evidence hereby.
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         The failure to exercise the foregoing option upon the happening of one or more of the foregoing Defaults shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Default or any other Default. The acceptance by a holder of this Note of any payment hereunder which is late or is less than the payment in full of all amounts due and payable at the time of such payment shall not (I) constitute a waiver of the right to exercise the foregoing option at that time or at any subsequent time or nullify any prior exercise of such option, (ii) constitute a waiver of the right to receive timely payments in the future, (iii) constitute a waiver of the right to receive payment in full of all amounts due and payable at the time of such payment; or (iv) constitute a waiver of the right of the holder of this Note to exercise any of its rights hereunder or under the Loan Documents by reason of the existence of any other default hereunder or under any of the Loan Documents.

         Collection Costs. If this Note is placed in the hands of an attorney for collection or if it is collected through any legal or court proceeding, the Borrower agrees to pay all reasonable costs of collection including but not limited to, all court costs and reasonable attorney's fees.

         Waiver of Notice and Consent. Except as otherwise provided herein, the Borrower and all other parties now or hereafter liable for the payment of this Note, whether as endorser, guarantor, surety, or otherwise, severally waiver demand, presentment, notice of dishonor, diligence in collecting, grace, notice of protest, notice of acceleration of maturity hereof, notice of intent to accelerate the maturity hereof, and all such parties consent to all extensions, whether one or more, which from time to time may be granted by the holder hereof and all partial payments hereon, whether before or after maturity.

         Legal Interest Limitations. The Borrower and Lender intent to conform strictly to the usury laws now in force and applicable to this transaction. Accordingly, notwithstanding anything to the contrary in this Note, the or any other instrument or document entered into in connection with or as security for the payment of this Note, the parties agree as follows:

         (1) The aggregate of all charged which constitute interest under applicable law that are contracted for, chargeable or receivable under this Note or any other instruments or agreements relating to this Note shall under no circumstance exceed the maximum amount of interest permitted by applicable law. Any excess shall be deemed to be a mistake in calculation and canceled automatically. If such excess has theretofore been paid, such excess shall be either refunded to Borrower or credited on the principal of this Note by the Lender, at the option of Lender.

         (2) In the event that the maturity of this Note is accelerated by reason of any election of the Lender resulting from any default of the Borrower under the Note or otherwise, then earned interest may never include more than the maximum amount permitted by applicable law. Unearned interest, if any, shall be canceled automatically. If any unearned interest has theretofore been paid, such unearned interest shall be either refunded to Borrower or credited on the principal of this Note by the Lender, at the option of Lender.

BORROWER:

/s/ Charles Camorata



By: Charles Camorata
Its:  President

                                    EXHIBIT A



Description                               Date of           Amount outstanding
                                          Advances         as of March 31, 2005
--------------------------------------------------------------------------------

Demand Note Martin Consultants
secured by company assets 8% interest  12/31/03                 304,000

                                       1/1/04 - 12/31/04        167,000

                                       1/1/05 - 3/31/05         408,028
                                                               ---------
                                                                879,028